Board of Directors Finxera Holdings, Inc. San Jose, California INDEPENDENT AUDITORS’ REPORT Report on the Financial Statements We have audited the accompanying consolidated financial statements of Finxera Holdings, Inc., a Delaware Corporation, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of income, stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements. Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors’ Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Finxera Holdings, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Emphasis of Matter As discussed in Note 13 to the consolidated financial statements, in March 2021, Finxera Holdings, Inc. entered into a merger agreement in which it agreed in principle to sell all of its capital stock to Priority Technology Holdings, Inc. Our opinion is not modified with respect to the matter. San Francisco, California June 24, 2021

Finxera Holdings, Inc. Consolidated Balance Sheets 2020 2019 Current Assets Cash and cash equivalents 13,071,816$ 11,448,870$ Restricted cash 2,574,786 2,583,833 Client cash deposit balances 478,869,127 490,248,480 Subscriber cash deposit balances 8,920,759 13,421,145 Accounts receivable 349,036 391,670 Prepaid expenses and other current assets 2,193,273 2,077,244 Short-term investments 1,373,135 1,111,870 Stockholder notes receivable 781,471 - Total current assets 508,133,403 521,283,112 Property and Equipment, net 502,635 486,265 Capitalized Software Development Costs, net 1,195,944 - Intangible Assets, net 59,198,830 62,291,727 Goodwill 38,926,907 30,878,907 Other Assets 246,004 370,925 Total assets 608,203,723$ 615,310,936$ Current Liabilities Accounts payable 727,092$ 1,025,711$ Accrued expenses and other current liabilities (880,835) 1,353,956 Reserve for processing losses 932,940 1,207,702 Client deposit payment obligations 478,869,127 490,248,480 Subscriber deposit payment obligations 8,920,759 13,421,145 Loans payable, current portion, net 11,229,877 6,935,824 Contingent consideration payable 1,082,000 - Total current liabilities 500,880,960 514,192,818 Loans Payable, net of current portion, net 206,874,862 135,906,585 Deferred Income Taxes, net 8,422,466 8,680,642 Contingent Consideration, net of current portion 5,000,000 - Deferred Rent, net of current portion - 22,395 Total liabilities 721,178,288 658,802,440 Commitments and Contingencies (Notes 5, 10, 11, 12 and 13) Stockholders’ Deficit Series C participating preferred stock, $0.001 par value 6,765 6,765 Common stock, $0.001 par value 731 - Accumulated deficit (112,982,061) (43,498,269) Total stockholders' deficit (112,974,565) (43,491,504) Total liabilities and stockholders’ deficit 608,203,723$ 615,310,936$ December 31, ASSETS LIABILITIES AND STOCKHOLDERS’ DEFICIT See Notes to Consolidated Financial Statements - 3 -

Finxera Holdings, Inc. Consolidated Statements of Income 2020 2019 Revenue, net 71,523,483$ 67,902,994$ Cost of Revenue 4,968,819 4,951,719 Gross profit 66,554,664 62,951,275 Operating Expenses General and administrative 24,377,837 18,177,730 Research and development 4,830,206 4,051,625 Sales and marketing 4,633,621 3,092,813 Total operating expenses 33,841,664 25,322,168 Operating Income 32,713,000 37,629,107 Other Income, net 346,029 537,197 Interest Expense (15,604,844) (6,303,887) Debt Extinguishment Costs (Note 5) (2,563,683) (962,365) Acquisition Transaction Expenses (Notes 11 and 13) (1,112,624) - Income Before Income Tax Expense, net 13,777,878 30,900,052 Income Tax Expense, net 2,700,972 7,078,189 Net Income 11,076,906$ 23,821,863$ Years Ended December 31, See Notes to Consolidated Financial Statements - 4 -

Finxera Holdings, Inc.
Consolidated Statements of Stockholders' Equity (Deficit)
Year Ended December 31, 2020 and 2019

	Series C Participating Preferred Stock		Common Stock		Additional Paid-In	Note Receivable from	Retained Earnings (Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stockholder	Deficit)	Equity (Deficit)
Balances, December 31, 2018	6,765,302	$ 6,765	-	$ -	$ 47,885,333	$ (340,288)	$ 606,092	$ 48,157,902
Accrued interest on note receivable from stockholder	-	-	-	-	-	(6,628)	-	(6,628)
Reduction in note receivable from stockholder in lieu of payment of bonus	-	-	-	-	-	215,251	-	215,251
Stock-based compensation	-	-	-	-	165,836	-	-	165,836
Dividends paid to Series C participating preferred stockholders	-	-	-	-	(48,051,169)	131,665	(67,926,224)	(115,845,728)
Net income	-	-	-	-	-	-	23,821,863	23,821,863
Balances, December 31, 2019	6,765,302	6,765	-	-	-	-	(43,498,269)	(43,491,504)
Issuance of Class B common stock upon exercise of stock options for cash	-	-	730,855	731	784,111	-	-	784,842
Stock-based compensation	-	-	-	-	203,517	-	-	203,517
Dividends paid to Class B common stockholders	-	-	-	-	(917,750)	-	-	(917,750)
Dividends paid to Series C participating preferred stockholders	-	-	-	-	(69,878)	-	(80,560,698)	(80,630,576)
Net income	-	-	-	-	-	-	11,076,906	11,076,906
Balances, December 31, 2020	6,765,302	$ 6,765	730,855	$ 731	$ -	$ -	$ (112,982,061)	$ (112,974,565)

See Notes to Consolidated Financial Statements

- 5 -

Finxera Holdings, Inc. Consolidated Statements of Cash Flows 2020 2019 Cash Flows from Operating Activities Net income 11,076,906$ 23,821,863$ Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 5,356,826 5,250,248 Amortization of debt discount 3,436,630 1,299,644 Stock-based compensation 203,517 165,836 Accrued interest on loans payable 14,731,897 5,966,608 Deferred income taxes (258,176) (409,422) Accrued interest on notes receivable from stockholder (1,819) (6,628) Changes in operating assets and liabilities, net of business acquisitions: Client cash deposit balances 11,379,353 (145,293,965) Subscriber cash deposit balances 4,500,386 (4,070,326) Accounts receivable 202,538 (178,529) Prepaid expenses, other current assets and other assets 21,619 1,935,183 Accounts payable, accrued expenses, other current liabilities and deferred rent 1,517,127 2,217,562 Reserve for processing losses (274,762) (993,712) Client deposit payment obligations (11,379,353) 145,293,965 Subscriber deposit payment obligations (4,500,386) 4,070,326 Net cash provided by operating activities 36,012,303 39,068,653 Cash Flows from Investing Activities Purchase of property and equipment (213,863) (176,056) Purchase of short-term investments (3,604,842) (4,696,259) Capitalization of software development costs (1,228,380) - Cash paid for business acquisitions (4,159,440) - Issuance of notes receivable to stockholders (779,652) - Proceeds from distribution of investment 87,263 - Decrease in deposits - 15,728 Net cash used in investing activities (9,898,914) (4,856,587) Cash Flows from Financing Activities Proceeds from loans payable, net 85,504,907 97,227,393 Repayment of principal on loans payable (13,700,000) (4,850,000) Repayment of interest on loans payable (15,540,913) (5,125,116) Dividends paid to Series C participating preferred stockholders (80,630,576) (115,845,728) Dividends paid to Class B common stockholders (917,750) - Proceeds from issuance of common stock 784,842 - Net cash used in by financing activities (24,499,490) (28,593,451) Net Increase in Cash, Cash Equivalents and Restricted Cash 1,613,899 5,618,615 Cash, Cash Equivalents and Restricted Cash, beginning of year 14,032,703 8,414,088 Cash, Cash Equivalents and Restricted Cash, end of year 15,646,602$ 14,032,703$ Years Ended December 31, (continued) - 6 -

Consolidated Statements of Cash Flows (continued) 2020 2019 Cash and Cash Equivalents 13,071,816$ 11,448,870$ Restricted Cash 2,574,786 2,583,833 Total cash, cash equivalents and restricted cash 15,646,602$ 14,032,703$ Supplemental Disclosure of Cash Flow Information Cash paid for income taxes 1,109,900$ 6,150,308$ Cash paid for interest 15,540,913$ 5,125,116$ Supplemental Schedule of Non-Cash Investing and Financing Activities Proceeds from loans payable used to pay previous loans payable, related fees and accrued but unpaid interest 146,438,843$ 51,835,107$ Reduction of investment in connection with the generation of income tax credits 3,251,581$ 4,048,882$ Proceeds withheld from distribution in lieu of payment of accrued expenses 4,733$ -$ Reduction in note receivable from stockholder in lieu of payment of bonus -$ 215,251$ Reduction in note receivable from stockholder in lieu of payment of dividend -$ 131,665$ Supplemental Schedule of Investing and Financing Activities Assets acquired in business acquisitions (Note 11): Accounts receivable 159,904$ -$ Prepaid expenses and other current assets 12,727 - Total assets acquired 172,631 - Liabilities assumed in business acquisitions (Note 11): Accounts payable, accrued expenses and other current liabilities 13,191 - Net assets acquired 159,440 - Excess of purchase price over the assets acquired and liabilities assumed recorded as: Intangible assets 2,034,000 - Goodwill 8,048,000 - Total net assets acquired 10,241,440$ -$ Purchase price of business acquisitions (Note 11): Cash payment 4,159,440$ -$ Contingent consideration payable 6,082,000 - Total purchase price 10,241,440$ -$ Finxera Holdings, Inc. Years Ended December 31, See Notes to Consolidated Financial Statements - 7 -

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 8 - 1. Nature of Business Finxera Holdings, Inc. (Holdings or the Company) was incorporated as a Delaware corporation on June 28, 2018 (inception). Effective, June 29, 2018, the Company established Finxera Intermediate, LLC (Intermediate), a Delaware limited liability company (LLC) and a wholly-owned subsidiary of the Company. Holdings and Intermediate were established by a private equity firm (the Acquirer) to facilitate the acquisition (the 2018 Acquisition) of Finxera, Inc. (Finxera), an operating entity headquartered in San Jose, California, and incorporated under the laws of the State of California. Effective November 2, 2018, the 2018 Acquisition was finalized at which point Finxera became a wholly- owned subsidiary of Intermediate. Finxera is a financial technology company developing and maintaining workflow automation and financial services solutions, which it provides to corporate clients and consumers. Finxera’s primary operations consist of a custom payment processing platform it developed to service the debt settlement industry, under which the platform supports debt settlement service providers (Subscribers) and their end users (Clients) (Note 2). Finxera’s platform supports credit card processing, automated clearing house (ACH) debits, electronic bill payments, physical checks and other payment forms. Consumers use these services through the web or integrated customer relationship management (CRM) software. Finxera is also licensed to perform money transmission, and has received money transmitter licenses (MTLs) from the state of California, as well as 45 other states, Puerto Rico, and Washington D.C. As a licensed money transmitter, under the subscriber agreements, Finxera contracts directly with Clients; however, all of the Company’s payment services are carried out in connection with chartered financial institutions (Partner Banks) with which the Company has performed technical integration. Effective August 8, 2019, Finxera entered into an operating agreement (the Operating Agreement) with Enhanced Capital RETC Fund XII, LLC (Enhanced Capital), a Delaware LLC. Under the terms of the Operating Agreement, Finxera obtained 100% membership interest in Enhanced Capital. Enhanced Capital was established as an investment company which the Finxera uses to invest in renewable energy projects generating income tax credits (Capital Investments) (Note 3). 2. Significant Accounting Policies Basis of Presentation and Principles of Consolidation: The consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S.).

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 9 - 2. Significant Accounting Policies (continued) Basis of Presentation and Principles of Consolidation: (continued) The consolidated financial statements include the accounts of Holdings, Intermediate, Finxera, Enhanced Capital, and Finxera India Private Limited (Finxera India), which is a wholly-owned subsidiary of Finxera. All material intercompany accounts and transactions have been eliminated in consolidation. Foreign Currency Translation: The functional currency of Finxera India is the Indian rupee, while the Company’s reporting currency is the U.S. dollar. Assets and liabilities of Finxera India are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenue and expenses are translated at the average exchange rate in effect during the period. The Company’s transactions are predominantly in U.S. dollars. Foreign exchange translation and transaction gains and losses have not been material for the period presented and are included in the consolidated statements of income. Acquisition Accounting: In 2020, Finxera acquired two businesses (collectively, the Acquisitions) through asset purchase agreements (the APAs). In connection with the Acquisitions, Finxera recorded all assets acquired and liabilities assumed at fair value. In deriving fair value, Finxera performed purchase price allocations, resulting in a new accounting basis for the assets acquired and liabilities assumed, including the recording of substantial intangible assets and goodwill (Note 11). Revenue Recognition: The Company recognizes revenue in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606). Revenue is derived primarily from enrollment fees, monthly subscription fees, and transaction-based fees (collectively, Client-Based Revenue), all of which are defined under contracts executed between the Client and the Company. The Company also earns interest revenue (Interest Revenue) on certain Client cash deposit balances. The Company determines revenue recognition through the following steps: • Identification of the contract, or contracts, with the customer or Client • Identification of the performance obligations in the contract • Determination of the transaction price • Allocation of the transaction price to the performance obligations in the contract • Recognition of revenue when, or as, the Company satisfies a performance obligation

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 10 - 2. Significant Accounting Policies (continued) Revenue Recognition: (continued) The Company has determined each performance obligation under Client contracts is distinct, and the transaction price, as defined in the contracts, depicts the relative amount of consideration the Company expects to receive in exchange for satisfying each performance obligation. The revenue associated with enrollment fees is recognized upon the receipt of a fully executed enrollment application, completion of the customer account setup, data verification, and the constructive receipt of the applicable non-refundable fee. The Company recognizes monthly subscription fees each month as a recurring maintenance fee during the term of the Client’s enrollment. Revenue from transaction-based fees is recognized upon constructive receipt of transaction fees for payments to creditors issued ACH payments, paper check or wire transfer. These fees are transferred to the Company from the Client account balances, which may be maintained by the Company in MTL trust accounts or by Partner Banks (Note 12). Interest revenue is derived from certain Client cash deposit balances maintained in interest bearing accounts with select Partner Banks. In connection with these Client cash deposit balances, the Company recognized $5,080,000 in interest revenue in 2020 ($8,450,000 in 2019), which is included within net revenue in the consolidated statements of income. Major Customers: The Company had no major customers in 2020 or 2019. Major customers are defined as consumers generating greater than 10% of the Company’s annual net revenue. However, in 2020 and 2019, the Company worked with certain Subscribers through which the aggregate Client-Based Revenue generated from the clients of those specific Subscribers was greater than 10% of the Company’s annual net revenue, but because the Client-Based Revenue derived through these Subscribers is generated from the individual clients, the Company does not consider any of its Subscribers to be a major customer. Cost of Revenue: Cost of revenue is comprised primarily of bank fees related to the Company’s transaction revenue, processing losses, commissions, and costs related to the Company’s consumer support infrastructure.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 11 - 2. Significant Accounting Policies (continued) Commissions Paid: Under the terms of the Company’s commission policy, a majority of the commissions are paid at inception of the consumer contract and are not refundable to the Company by dealers and agents. As sales commissions are considered incremental and recoverable costs of obtaining a contract with a consumer, Topic 606 requires the sales commissions be capitalized and amortized over the period of benefit received from the commissions. The Company has evaluated its commission policy and determined capitalizing its commission expense would not have a material effect on the Company’s consolidated financial statements and has elected to expense all commission costs as incurred. Research and Development Costs: Research and development costs are expensed as incurred and consist primarily of salaries and related expenses and consulting expenses. Advertising Costs: The Company expenses advertising and promotion costs as incurred in sales and marketing expense in the consolidated statements of income. Advertising and promotion expense was $41,000 in 2020 ($169,000 in 2019). Cash and Cash Equivalents: Cash and cash equivalents include all cash balances and highly liquid investments purchased with a remaining maturity of three months or less. At December 31, 2020 and 2019, cash and cash equivalents consists of cash and money market funds. The recorded carrying value of cash equivalents approximates their face value. Restricted Cash: The Company’s restricted cash consists of reserved funds to reimburse select Clients and certain funds held by Partner Banks to collateralize the shared settlement accounts with customers. Short-Term Investments: At December 31, 2020 and 2019, the Company’s short-term investments are comprised of certificates of deposit and Capital Investments made through Enhanced Capital. The certificates of deposit have remaining maturities greater than three months, but less than twelve months. The Capital Investments are expected to be returned in the form of income tax credits in less than twelve months.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 12 - 2. Significant Accounting Policies (continued) Concentration of Credit Risk: Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents, restricted cash, Client cash deposit balances, Subscriber cash deposit balances and the certificates of deposit (collectively, Cash Deposits). The Company maintains its Cash Deposits at eight domestic and two foreign financial institutions at December 31, 2020 (six domestic and two foreign financial institutions at December 31, 2019). The Company is exposed to credit risk in the event of default by domestic financial institutions to the extent the cash and cash equivalent deposits are in excess of the amount insured by the Federal Deposit Insurance Corporation (FDIC). These balances exceeded the insurable limit during 2020 and 2019 and, at December 31, 2020, cash and cash equivalents exceeding federally insured limits totaled $14,709,363 which includes restricted cash ($13,406,104 at December 31, 2019, which includes restricted cash). At December 31, 2020, the Company has cash and cash equivalents balances of $187,400 and short-term investments of $1,158,300 in two foreign financial institutions, which are not insured by the FDIC (cash equivalents balances of $127,100 and short-term investments of $626,000 at December 31, 2019). The Company has not experienced any losses on its Cash Deposits since inception. Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Stock-Based Compensation: Effective January 1, 2020, the Company adopted the requirements of Accounting Standards Update (ASU) 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is an update to Topic 718 and simplifies the accounting for share-based payments to non-employees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The main provision of ASU 2018-07 requires the measurement of all share-based equity classified awards will be fixed at the grant date. Management determined that the adoption of ASU 2018-07 did not result in a material change to accumulated deficit at January 1, 2020, nor did it result in material changes to the Company’s accounting policies for its stock options. All amounts and disclosures set forth in these consolidated financial statements and accompanying notes comply with the new standard.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 13 - 2. Significant Accounting Policies (continued) Stock-Based Compensation: (continued) The Company generally grants stock options to employees and non-employees for a fixed number of shares with an exercise price equal to the fair value of the underlying shares at the date of grant. Fair value is determined by the Company’s Board of Directors. The Company accounts for these options under FASB ASC Topic 718-10, Compensation - Stock Compensation. Under Topic 718-10, all stock option grants are accounted for using the fair value method and compensation is recognized as the underlying options vest. Fair Value Measurement: The Company uses a three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date. Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with those instruments. The three-level hierarchy for fair value measurement is defined as follows: Level I: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. Level II: Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Level III: Inputs to the valuation methodology, which are significant to the fair value measurement, are unobservable. An asset or liability’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 14 - 2. Significant Accounting Policies (continued) Fair Value Measurement: (continued) At December 31, 2020 and 2019, the Company’s certificates of deposit and the assets held by the Company’s cash benefit plan (the DB Plan) (Note 10) are all classified within Level I of the fair value hierarchy. The Company’s certificates of deposit are valued at cost, which approximates fair value, and the assets held by the DB Plan are valued at the net asset value (NAV) of shares held by the DB Plan at year end based on quoted prices on active markets. At December 31, 2020 and 2019, the fair value of the Company’s Capital Investments is estimated based on the Company’s percentage interest in the net assets of the funds and projects (the Affiliated Funds) in which Enhanced Capital has invested, net of any income tax credits generated. These investments carried by the Affiliated Funds are valued at estimated fair value as determined by the Enhanced Capital RETC Manager, LLC (the Manager) (Note 3) and/or the managing members of the Affiliated Funds, after giving consideration to operating results, financial condition, recent sales prices of issuers’ securities and other pertinent information. Because of the uncertainty of valuations, however, these estimated values may differ from the values that would have been used had a ready market for the investments existed, and the differences could be material. The Affiliated Funds may also have risk associated with their concentration in certain geographical regions and in certain industries. The following table presents the financial instruments carried at fair value at December 31, 2020 by the three-level valuation hierarchy: Level I Level II Level III Total Certificates of Deposit $ 1,158,300 $ - $ - $ 1,158,300 Capital Investments - - 214,835 214,835 $ 1,158,300 $ - $ 214,835 $ 1,373,135 The following table presents the financial instruments carried at fair value at December 31, 2019 by the three-level valuation hierarchy: Level I Level II Level III Total Certificates of Deposit $ 626,007 $ - $ - $ 626,007 Capital Investments - - 485,863 485,863 $ 626,007 $ - $ 485,863 $ 1,111,870

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 15 - 2. Significant Accounting Policies (continued) Fair Value Measurement: (continued) In 2020, Finxera contributed $3,145,383 to Enhanced Capital of which $3,072,549 was in turn invested in various Capital Investments at the direction of the Company and the Manager ($4,615,722 was contributed in Enhanced Capital in 2019, of which $4,534,745 was invested in various Capital Investments at the direction of the Company and the Manager) (Note 3). These investments are classified by the Company within Level III of the fair value hierarchy at December 31, 2020 and 2019. There were no fair value transfers in or out of Level III in 2020 or 2019. Property and Equipment: Property and equipment is stated at cost. The Company depreciates property and equipment using the straight-line method over their estimated useful lives, ranging from three to ten years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the lease term. Depreciation and amortization expense was $197,493 in 2020 ($143,156 in 2019). Software Development Costs: The Company recognizes costs for the development of internal use software by expensing all costs incurred relating to the planning and post-implementation phases of development. Upon the achievement of technological feasibility, costs incurred in the development phase, including upgrades and enhancements, if it is probable such expenditures will result in additional functionality, are capitalized and amortized over an estimated useful life of three years. The amortization period for any capitalized software commences upon the post-implementation stage, when the software is placed into service. The determination of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including anticipated future gross revenue, estimated economic life and changes in hardware and software technology. Prior to 2020, the Company had not capitalized any costs related to software development, as management determined the impact to the consolidated financial statements would not have been material.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 16 - 2. Significant Accounting Policies (continued) Software Development Costs: (continued) In 2020, the Company committed to further developing its CRM platform, at which time management determined the development costs to be incurred and eligible for capitalization were expected to be material. As a result, the Company began capitalizing all eligible software development costs. Under this policy, the Company capitalized $1,228,380 of software development costs in 2020, of which $925,238 related to the Company’s CRM platform, $154,762 related to its mobile application, and the remaining $148,380 related to various software development projects. In connection with the software development costs capitalized, $1,073,618 is in process and has not been placed into service at December 31, 2020. Amortization expense related to the capitalized software development costs was $32,436 in 2020. At December 31, 2020, the net book value of the capitalized software development costs is $1,195,944. Annual amortization expense is expected to be as follows: Years ending December 31: 2021 $ 345,010 2022 410,607 2023 347,722 2024 92,605 $ 1,195,944 Intangible Assets: Intangible assets consist of certain partner relationships, customer relationships, developed technology, licenses and in-process technology acquired in connection with the acquisition of Finxera, as well as customer relationships, developed technology, trademarks and non-compete agreements acquired in the Acquisitions (Note 9). These intangible assets are being amortized over their estimated useful lives of 38 months to 108 months, except for the partner relationships and licenses acquired from Finxera, valued at $48,030,000, which have been determined to have indefinite useful lives, and are not amortized. The Company recognized amortization expense of $5,126,897 in 2020 ($5,107,092 in 2019).

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 17 - 2. Significant Accounting Policies (continued) Accounting for Impairment of Long-Lived Assets: Long-lived assets consist of property and equipment, capitalized software development costs, and intangible assets. The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying cost or fair value less cost to sell. The Company did not record any expense related to asset impairment in 2020 or 2019. Goodwill: Goodwill represents the excess of the purchase price of assets acquired in the 2018 Acquisition and the Acquisitions, over the estimated fair value of the assets acquired. Goodwill relating to the 2018 Acquisition was valued at $20,889,807 on the date of acquisition and includes the value of the acquired workforce. Concurrent with the 2018 Acquisition, the Company recognized a deferred income tax liability of $9,989,000 associated with the intangible assets acquired, which was recorded as an increase to goodwill. Goodwill relating to the Acquisitions was valued at $8,048,000 on the date of acquisition and also includes the value of the acquired workforce. Goodwill is not amortized, but it is subject to impairment. The Company tests goodwill annually for impairment or whenever events or circumstances indicate the carrying amount may not be recoverable. If the carrying amount of goodwill exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the goodwill over the implied fair value of the goodwill. The Company did not record an impairment of its goodwill in 2020 or 2019. Money Transmitter Licensing Regulations: As a licensed money transmitter, Finxera is subject to certain restrictions and requirements, including reporting, net worth and surety bonding requirements, and requirements for regulatory approval of controlling stockholders, agent locations, and consumer forms and disclosures. Finxera is also subject to inspection by the regulators in the jurisdictions in which it is licensed, many of which conduct regular examinations.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 18 - 2. Significant Accounting Policies (continued) Money Transmitter Licensing Regulations: (continued) Finxera adheres to certain regulations in order to comply with reporting requirements mandated by certain states and jurisdictions in which it operates as a licensed money transmitter as follows: Client Accounts: For all Client accounts, Finxera must maintain “permissible investments” in an amount equivalent to all “outstanding payment obligations” associated with Client accounts. The definition and interpretation of outstanding payment obligations may vary by jurisdiction and, in some cases, may include the balances held on behalf of Clients even though technically, the outstanding payment obligations represented by these balances are liabilities of the Partner Bank. The types of securities considered to be “permissible investments” vary from state to state, but generally include cash and cash equivalents. The total value of the Client accounts maintained at December 31, 2020 and 2019 are reflected by the Client cash deposit balances included on the consolidated balance sheets. Client Cash Deposit Balances: The Client cash deposit balances totaled $478,869,127 at December 31, 2020, ($490,248,480 at December 31, 2019) as reflected on the consolidated balance sheets, and are comprised solely of cash and cash equivalents in fully FDIC insured accounts with certain Partner Banks (Note 12). These Client cash deposit balances are readily accessible upon demand by the Client, and Finxera does not generally commingle the assets underlying the Client balances with Company funds. The assets underlying the Client cash deposit balances are classified as current based on their purpose and availability to fulfill the direct obligation. Client Deposit Payment Obligations: The total “outstanding payment obligations” associated with the Client cash deposit balances included within the Client accounts totaled $478,869,127 at December 31, 2020, ($490,248,480 at December 31, 2019), and is reflected as Client deposit payment obligations included in the consolidated balance sheets.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 19 - 2. Significant Accounting Policies (continued) Subscriber Accounts: In connection with the deposit services Finxera provides to Clients of Subscribers, Finxera processes and holds title to cash and cash equivalents on behalf of the Subscribers. Finxera accounts for these Subscriber balances as follows: Subscriber Cash Deposit Balances: Finxera classifies the cash and cash equivalents held on behalf of the Subscribers as Subscriber cash deposit balances. The Subscriber cash deposit balances represent cash and cash equivalents in fully FDIC insured accounts with certain Partner Banks opened for the benefit of the Subscribers. The Subscriber cash deposit balances totaled $8,920,759 at December 31, 2020, ($13,421,145 at December 31, 2019), as reflected on the consolidated balance sheets. Subscriber Deposit Payment Obligations: The total “outstanding payment obligations” associated with the Subscriber cash deposit balances included within the Subscriber accounts totaled $8,920,759 at December 31, 2020, ($13,421,145 at December 31, 2019), and is reflected as Subscriber deposit payment obligations included in the consolidated balance sheets. Escheatment Reserves: Unclaimed property laws of every U.S. jurisdiction require the Company to account for certain information on all Client cash deposit balances. The Company maintains specific reserves for refund payments to Clients that are unclaimed at the end of an applicable statutory abandonment period. Statutory abandonment periods for payment instruments range from three to seven years, and the Company has an ongoing program designed to comply with escheatment laws as they apply to its business. At December 31, 2020, the associated escheatment reserves amounted to $574,786 ($582,354 at December 31, 2019) and is included within accrued expenses and other current liabilities the consolidated balance sheets. Reserve for Processing Losses: Finxera maintains a reserve for processing losses to ensure it has adequate cash to meet all liabilities associated with processing consumer transactions. Finxera recognizes losses in two general categories: a) when payments exceed total balance due to late posting of returns or other decrements to a Client’s balance which cannot be recovered as of the period end and b) when bank-initiated debits against a Finxera clearing account which cannot be attributed to a specific Client balance at the period end.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 20 - 2. Significant Accounting Policies (continued) Reserve for Processing Losses: (continued) The current processing loss reserve amount reflects the differences accumulated as of the reporting date. The Company is consistently reconciling this reserve as part of its monthly reporting process, in order to properly clear and reduce the balances, while still maintaining an appropriate reserve to meet potential liabilities associated with the Client accounts and consumer transactions. At December 31, 2020, the associated processing loss reserves amounted to $932,940 ($1,207,702 at December 31, 2019) and is reflected as a current liability in the consolidated balance sheets. Income Taxes: The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future income tax effects of differences between the financial statement and income tax basis of existing assets and liabilities. Deferred income tax assets and liabilities are recorded net and classified as noncurrent on the consolidated balance sheets. A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured. Recent Accounting Pronouncement Not Yet Effective: Leases: In February 2016, the FASB issued ASC Topic 842, Leases. This standard requires all entities that lease assets under leases with terms of more than 12 months to capitalize the assets and related lease liabilities in the balance sheet. This standard is effective for the Company as of January 1, 2022 and requires the use of a modified retrospective transition approach for its adoption. The Company is currently evaluating the effect Topic 842 will have on its consolidated financial statements and related disclosures. Management expects the assets leased under operating leases, similar to the leases disclosed in Note 12, will be capitalized together with the related lease obligations on the consolidated balance sheet upon the adoption of Topic 842. Reclassifications: Certain reclassifications have been made to prior year balances to conform with current year presentation.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 21 - 3. Enhanced Capital In 2019, immediately after entering into the Operating Agreement with Enhanced Capital (Note 1), the Company entered into a service agreement (the Service Agreement) with the Manager (Note 2). Under the terms of the Service Agreement, the Manager is to provide Enhanced Capital various management services in connection with the procurement of investments and originating investment transactions with the Affiliated Funds, that are intended to generate income tax credits for the use of the Company, as well an annual return on the Company’s investment. In connection with these services, the Manager is entitled to a one-time management fee of 2% of all income tax credits generated during any given calendar year, as well as the ability to generate a more substantial incentive-based management fee, as described under the Service Agreement. In 2019, Finxera contributed $4,615,722 to Enhanced Capital, of which $80,977 was paid to the Manager in connection with management fees charged, and the remaining $4,534,745 was invested into various Capital Investments (Note 2) at the direction of the Company and the Manager. In connection with these Capital Investments, Enhanced Capital estimated the income tax credits to be received for 2019 were $4,048,882, which was recorded as a direct reduction in the value of the investments, of which the remaining investments were $485,863 at December 31, 2019. In 2019, Enhanced Capital also recognized $57,501 in income tax benefit associated with pass- through losses incurred by the funds comprising the Capital Investments. At December 31, 2019, the combined benefit of the $57,501 in pass-through losses and the $4,048,882 in estimated income tax credits was $4,106,383, which was classified as a direct offset to the Company’s income tax payable, included within accrued expenses and other current liabilities, net, on the consolidated balance sheet. In 2020, Finxera contributed an additional $3,145,383 to Enhanced Capital, of which $72,834 was paid to the Manager in connection with management fees charged, and the remaining $3,072,549 was invested to various Capital Investments at the direction of the Company and the Manager. In connection with these Capital Investments, Enhanced Capital estimated the income tax credits to be received for 2020 were $3,251,581, net of adjustments related to the 2019 estimate, which was recorded as a direct reduction in the value of the investments. In 2020, Enhanced Capital also received a distribution of $91,996 in connection with its Capital Investments, which was recorded as a direct reduction in the investments. The cash proceeds received in connection with the distribution was $87,263, as the remaining $4,733 had been held back to pay additional fees charged by the Manager. At December 31,2020, the remaining investments were $214,825. In 2020, Enhanced Capital also recognized $1,022,343 in income tax benefit associated with pass- through losses incurred by the funds comprising the Capital Investments. At December 31, 2020, the combined benefit of the $1,022,343 in pass-through losses and the $3,251,581 in income tax credits was $4,272,924, which was classified as a direct offset to the Company’s income tax payable, included within accrued expenses and other current liabilities, net, on the consolidated balance sheet.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 22 - 4. Balance Sheet Details Property and Equipment: Property and equipment consists of the following at December 31: 2020 2019 Leasehold improvements $ 247,824 $ 311,905 Computers and equipment 338,608 253,935 Vehicles 126,195 73,565 Furniture and fixtures 165,507 24,866 878,134 664,271 Less accumulated depreciation and amortization 375,499 178,006 $ 502,635 $ 486,265 Intangible Assets: Intangible assets consist of the following at December 31: 2020 2019 Partner relationships $ 45,900,000 $ 45,900,000 Customer relationships 13,491,000 11,900,000 Developed technology 7,767,000 7,500,000 Licenses 2,130,000 2,130,000 In-process technology 820,000 820,000 Trademarks 123,000 - Non-compete agreements 53,000 - 70,284,000 68,250,000 Less accumulated amortization 11,085,170 5,958,273 $ 59,198,830 $ 62,291,727

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 23 - 4. Balance Sheet Details (continued) Intangible Assets: (continued) Annual amortization expense, which is based on the value of the intangible assets and their estimated useful lives, is expected to be as follows: Years ending December 31: 2021 $ 5,366,614 2022 1,608,735 2023 1,608,735 2024 1,607,630 2025 246,296 Thereafter 730,820 $ 11,168,830 Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities, net, consists of the following at December 31: 2020 2019 Income tax payable (receivable), net $ (2,848,046) $ (1,300,285) Accrued interest on term loans (Note 5) 43,324 873,133 Escheatment reserve 574,786 582,354 Employee-related liabilities, including bonus and salaries 566,123 487,279 Professional and other general expenses 342,284 342,074 Reserve for uncertain tax positions (Note 7) 227,566 318,436 Company contributions to employee benefit plans (Note 10) 175,706 35,938 Deferred rent, current portion 37,422 15,027 $ (880,835) $ 1,353,956 5. Borrowings In November 2018, in connection with the 2018 Acquisition, the Company entered into a credit agreement (the 2018 Credit Agreement) with two lenders. Under the terms of the 2018 Credit Agreement, the Company borrowed a total of $50,000,000, under two separate terms loans comprised of $40,000,000 (Term Loan 1) and $10,000,000 (Term Loan 2) (collectively, the 2018 Term Loans). The 2018 Credit Agreement also provided a line of credit (the 2018 LOC), which allowed for borrowings up to $5,000,000.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 24 - 5. Borrowings (continued) Outstanding borrowings under the 2018 Term Loans bore interest at a variable rate, with Term Loan 1 and Term Loan 2 bearing interest at the LIBOR then in effect plus 5.0% and 4.0%, respectively. At December 31, 2018, the entire $50,000,000 in borrowings was outstanding under the 2018 Term Loans. During the first seven months of 2019, the Company repaid $350,000 of the outstanding borrowings under the 2018 Term Loans, along with $2,687,597 in interest expense (including the $297,885 in accrued interest from 2018), and, in August 2019, the Company refinanced its credit facility (the 2019 Refinancing). In connection with the 2019 Refinancing, the Company utilized the proceeds from a new debt facility (discussed below) to repay the remaining $49,650,000 outstanding. Under the 2018 LOC, all outstanding borrowings plus accrued, but unpaid, interest were to become due in full at the earlier of November 2, 2023 or upon the termination of the initial revolving credit commitment, as described in the 2018 Credit Agreement. Outstanding borrowing under the 2018 LOC accrued interest at the LIBOR then in effect plus 5.0%. The Company did not draw down against the 2018 LOC in 2019 or 2018. In connection with the 2018 Credit Agreement, the Company was required to pay a total of $1,138,833 in origination fees and other lender costs associated with the borrowings (the 2018 Origination Costs). The 2018 Origination Costs were withheld directly from the $50,000,0000 borrowed under the 2018 Term Loans, resulting in the Company receiving $48,861,167 in net cash proceeds which were used in connection with the Acquisition. The Company recognized the 2018 Origination Costs as a discount to the 2018 Term Loans, which was being amortized to interest expense ratably over the loan terms. The unamortized discount was $1,100,872 at December 31, 2018. In 2019, the Company recognized an additional $138,507 of interest expense related to the debt discount prior to the 2019 Refinancing, at which time the unamortized debt discount of $962,365 was expensed to debt extinguishment costs included in the consolidated statements of income. In August 2019, as part of the 2019 Refinancing, the Company entered into a new credit agreement (the 2019 Credit Agreement) with four lenders, which allowed for borrowings up to $155,000,000. The 2019 Credit Agreement was segmented into two parts, a term loan (the 2019 Term Loan) and a revolving line of credit (the 2019 LOC). The 2019 Term Loan allowed for borrowings up to $150,000,000 and, in August 2019, the Company borrowed the full amount. In connection with these borrowings, $51,835,107 was withheld directly from the $150,000,000 borrowed in order to repay the outstanding balance on the 2018 Term Loans, including $266,244 in accrued but unpaid interest, and $1,918,863 in loan origination costs related to the 2019 Term Loan (discussed below), resulting in the Company receiving $98,164,893 in net cash proceeds.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 25 - 5. Borrowings (continued) Outstanding borrowings under the 2019 Term Loan bore interest at a variable rate based on the LIBOR then in effect plus 5.0% (6.94% at December 31, 2019). The 2019 Term Loan required monthly interest only payments and quarterly principal payments of $1,875,000 beginning September 27, 2019 through its maturity date on August 27, 2024 (the Initial Maturity Date), at which time a final balloon payment of $111,750,000 was due in full. In 2019, the Company repaid $4,500,000 in principal associated with the 2019 Term Loan and recognized $3,310,652 in interest expense, of which $2,437,519 was paid and the remaining $873,133 was accrued at December 31, 2019 and included within accrued expenses and other current liabilities on the consolidated balance sheet. At December 31, 2019, $145,500,000 was outstanding under the 2019 Term Loan. During the first two months of 2020, the Company repaid $700,000 of the outstanding borrowings under the 2019 Term Loan, along with $2,469,343 in interest expense (including the $873,133 in accrued interest from 2018), and, in February 2020, the Company refinanced its credit facility (the 2020 Refinancing). In connection with the 2020 Refinancing, the Company utilized the proceeds from a new debt facility (discussed below) to repay the remaining $144,800,000 outstanding. Under the 2019 LOC, all outstanding borrowings plus accrued, but unpaid, interest become due in full at the earlier of the Initial Maturity Date or upon the termination of the initial revolving credit commitment, as described in the 2019 Credit Agreement. Outstanding borrowing under the 2019 LOC accrue interest at the LIBOR then in effect plus 4.0% (5.94% at December 31, 2019). The Company did not draw down against the 2019 LOC in 2020 or 2019. In connection with the 2019 Credit Agreement, the Company was required to pay a total of $2,856,363 in origination fees, legal fees, and other lender costs associated with the borrowings (the 2019 Origination Costs). Of the $2,856,363 in 2019 Origination Costs, $1,918,863 were withheld directly from the $150,000,000 borrowed under the 2019 Term Loan (as discussed above) and the remaining $937,500 were paid directly by the Company. The Company recognized the 2019 Origination Costs as a discount to the Term Loan, which was being amortized to interest expense ratably over the loan terms. The Company recognized $198,772 of interest expense related to the 2019 Origination Costs in 2019 and the unamortized discount was $2,657,591 at December 31, 2019. In 2020, the Company recognized an additional $93,908 of interest expense related to the debt discount prior to the 2020 Refinancing, at which time the unamortized debt discount of $2,563,683 was expensed to debt extinguishment costs included in the consolidated statements of income.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 26 - 5. Borrowings (continued) In February 2020, as part of the 2020 Refinancing, the Company entered into a new credit agreement (the 2020 Credit Agreement) with eight lenders, which allowed for borrowings up to $240,000,000. The 2020 Credit Agreement was segmented into two parts, a term loan (the 2020 Term Loan) and a revolving line of credit (the 2020 LOC). The 2020 Term Loan allowed for borrowings up to $235,000,000 and, in March 2020, the Company borrowed the full amount. In connection with these borrowings, $146,438,843 was withheld directly from the $235,000,000 borrowed in order to repay the outstanding balance on the 2019 Term Loan, including $20,793 in accrued but unpaid interest, and $1,618,050 in loan origination costs related to the 2020 Term Loan (discussed below), resulting in the Company receiving $88,561,157 in net cash proceeds. Outstanding borrowings under the 2020 Term Loan bear interest at a variable rate based on the LIBOR then in effect plus 5.5% (5.65% at December 31, 2020). The 2020 Term Loan requires monthly interest only payments and quarterly principal payments of $3,042,991 beginning June 31, 2020 through December 31, 2024, with a final a final balloon payment of $177,183,000 due in full on February 14, 2025 (the Maturity Date). Under the 2020 Term Loan, the final balloon payment was to be $177,183,171; however, in 2020, the Company prepaid $3,871,027 in principal which was applied against the final balloon payment. In 2020, the Company repaid $13,000,000 in principal associated with the 2020 Term Loan, including the $3,871,027 prepayment, and also recognized $13,114,894 in interest expense of which $13,071,570 was paid and the remaining $43,324 is accrued at December 31, 2020, and included within accrued expenses and other current liabilities on the consolidated balance sheet. At December 31, 2020, $222,000,000 was outstanding under the 2020 Term Loan. The Company has adopted FASB ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting (Reference Rate Reform (Topic 848)) as of March 12, 2020. Topic 848 provides guidance through December 31, 2022 to ease the potential burden in accounting for or recognizing the effects of reference rate reform on financial reporting. In response to concerns about structural risks of interbank offered rates and, particularly, the risk of cessation of the LIBOR, regulators around the world have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. The adoption of Topic 848 did not have an impact on the Company’s consolidated financial statements as there have been no changes to the 2020 Credit Agreement related to LIBOR through December 31, 2020. Under the 2020 LOC, all outstanding borrowings plus accrued, but unpaid, interest become due in full at the earlier of the Maturity Date or upon the termination of the initial revolving credit commitment, as described in the 2020 Credit Agreement. Outstanding borrowing under the LOC accrue interest at the LIBOR then in effect plus 5.0% (5.15% at December 31, 2020). The Company did not draw down against the 2020 LOC in 2020.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 27 - 5. Borrowings (continued) In connection with the 2020 Credit Agreement, the Company was required to pay a total of $4,674,300 in origination fees, legal fees, and other lender costs associated with the borrowings (the 2020 Origination Costs). Of the $4,674,300 in 2020 Origination Costs, $1,618,050 were withheld directly from the $235,000,000 borrowed under the 2020 Term Loan (as discussed above) and the remaining $3,056,250 were paid directly by the Company. The Company recognized the 2020 Origination Costs as a discount to the 2020 Term Loan, which is being amortized to interest expense ratably over the loan terms. The Company recognized $779,039 of interest expense related to the 2020 Origination Costs in 2020 and the unamortized discount was $3,895,261 at December 31, 2020. Borrowings under the 2020 Credit Agreement are secured by substantially all of the assets of the Company. The 2020 Credit Agreements also requires the Company to maintain certain financial and non-financial covenants. The Company believes it was in compliance with all covenants required under the 2020 Credit Agreement at December 31, 2020. Future minimum principal payments under the 2020 Term Loan are due as follows: Years ending December 31: 2021 $ 12,171,964 2022 12,171,964 2023 12,171,964 2024 12,171,964 2025 173,312,144 Balance outstanding 222,000,000 Less unamortized debt discount 3,895,261 Term loan, net of discount 218,104,739 Less term loan, current portion 11,229,877 Noncurrent portion $ 206,874,862

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 28 - 6. Related Party Transactions Related Party Receivable: In November 2018, immediately prior to the closing of the 2018 Acquisition, Finxera issued 35,000 shares of its Series C preferred stock (Finxera Series C) to one of its stockholders (the Stockholder) in exchange for a $350,000 note receivable (the 2018 Stockholder Note Receivable). In connection with the 2018 Acquisition, the Stockholder reinvested the underlying 35,000 shares of Finxera Series C in exchange for 35,000 shares of the Company’s Series C participating preferred stock (Series C), and Finxera transferred the associated 2018 Stockholder Note Receivable to Holdings in exchange for a $350,000 intercompany receivable. The 2018 Stockholder Note Receivable was full recourse and was secured by the shares of Series C held by the Stockholder, as well as all stock dividends, cash, instruments and other property or property proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any pledged shares held by the Stockholder. The note bore interest at the rate of 4% per annum and was to become due in full on the earlier of November 2, 2025, a change in control, or upon the Stockholder’s termination of employment from the Company. All payments towards the satisfaction of the note were first applied to interest, and then to principal. In 2018, the Company accrued $2,258 in interest on the note. In December 2018, the Company declared a cash dividend of $0.1848 per share related to the 6,675,302 shares of Series C issued and outstanding, resulting in an aggregate distribution of $1,250,000 (the December 2018 Dividend). The December 2018 Dividend was paid out to the Series C stockholders in December 2018, at which time $11,970 owed to the Stockholder was withheld and applied against the 2018 Stockholder Note Receivable in lieu of the dividend payment. At December 31, 2018, the outstanding principal and interest on the 2020 Stockholder Note Receivable was $340,288. During the first eight months of 2019, the Company declared and paid $18,750,000 in dividends to Series C stockholders (Note 8), during which time $131,665 owed to the Stockholder was withheld and applied against the 2018 Stockholder Note Receivable in lieu of the dividend payment. Following this reduction, the then outstanding balance on the 2018 Stockholder Note Receivable was $215,251, including $6,628 in interest accrued during 2019. In August 2019, the Company then approved a bonus to the Stockholder, who is also an employee of the Company, for net proceeds of $215,251. The net proceeds were then withheld and applied towards the remaining outstanding balance on the 2018 Stockholder Note Receivable. Following this final reduction, the 2018 Stockholder Note Receivable was paid in full and canceled. Loan Costs: In 2020, the Company incurred $4,674,300 in connection with the 2020 Origination Costs (Note 5), of which $2,400,000 related to legal services provided by or in connection with the Acquirer (Note 1). The Company recognized the 2020 Origination Costs as a discount to the 2020 Term Loans, which is being amortized to interest expense ratably over the loan terms.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 29 - 6. Related Party Transactions (continued) Stockholder Notes Receivable: In June 2020, the Company entered into three stockholder notes receivable (the Stockholder Notes Receivable) under which it loaned $779,652, in aggregate, to the three stockholders who are also employees of the Company. The Stockholder Notes Receivable are non-recourse and are secured by the shares of Series C and stock options held by the respective stockholders, as well as all stock dividends, cash, instruments and other property or property proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any pledged shares held by the respective stockholders. The Stockholder Notes Receivable bear interest at the rate of 0.43% per annum, compounded annually, and become due in full on the earlier of June 15, 2027, a change in control, or upon the respective stockholders' termination of employment from the Company. All payments towards the satisfaction of the outstanding notes receivable are first applied to interest, and then to principal. In 2020, the Company accrued $1,819 in interest on the notes. At December 31, 2020, the outstanding principal and interest on the Stockholder Notes Receivables was $781,471. 7. Income Taxes The Company applies the provisions set forth in FASB ASC Topic 740, Income Taxes, to account for the uncertainty in income taxes. In the preparation of income tax returns in federal, state and foreign jurisdictions, the Company asserts certain income tax positions based on its understanding and interpretation of income tax laws. The taxing authorities may challenge such positions, and the resolution of such matters could result in recognition of income tax expense in the Company’s consolidated financial statements. Management believes it has used reasonable judgments and conclusions in the preparation of its income tax returns. The Company uses the “more likely than not” criterion for recognizing the income tax benefit of uncertain income tax positions, and establishing measurement criteria for income tax benefits. The Company has evaluated the impact of these positions and believes that its income tax filing positions and deductions will be sustained upon examination. The Company has recognized a reserve for uncertain income tax positions of $228,000 as of December 31, 2020 ($318,000 at December 31, 2019), which is included within accrued expenses and other current liabilities, net, in the consolidated balance sheets. The Company files a U.S. federal tax return and also files tax returns in the various states and jurisdictions in which the Company operates. The Company also files income tax returns for its subsidiary in India. Management believes the tax return years 2015 through 2019 remain open to examination by the major domestic taxing jurisdictions to which the Company is subject.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 30 - 7. Income Taxes (continued) The income tax expense, consists of the following for the years ended December 31: 2020 2019 Current Federal $ 2,037,000 $ 6,433,000 State 611,000 921,000 Foreign 312,000 133,000 2,960,000 7,487,000 Deferred Federal (451,000) (556,000) State 194,000 173,000 Foreign (2,000) (26,000) (259,000) 409,000 $ 2,701,000 $ 7,078,000 Deferred income taxes result from the tax effect of transactions that are recognized in different periods for financial statement and income tax reporting purposes. The federal deferred income tax assets at December 31, 2020 and 2019 are tax effected at 21%. The primary components of the Company’s net deferred income tax assets (liabilities) are comprised of the following at December 31: 2020 2019 Deferred Income Tax Assets: Research and development income tax credits $ 163,000 $ 275,000 Accruals and reserves 129,000 202,000 Other 21,000 22,000 313,000 499,000 Deferred Income Tax Liabilities: Intangible assets and goodwill (8,702,000) (9,153,000) Property and equipment (33,000) (27,000) (8,735,000) (9,180,000) $ 8,422,000 $ 8,681,000

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 31 - 7. Income Taxes (continued) The Company had no federal and state net operating loss carryforwards at December 31, 2020 or 2019, nor any federal research and development income tax credit carryforwards. However, the Company had state research and development income tax credit carryforwards of approximately $467,000 at December 31, 2020 ($573,000 at December 31, 2019) which may be carried forward indefinitely. 8. Capital Stock Preferred Stock: The Company is authorized to issue 10,001,000 shares or preferred stock with a par value of $0.001 per share. The Board of Directors has designated 10,000,000 shares as Series C and the remaining 1,000 shares as undesignated preferred stock (Undesignated) (collectively, Preferred Stock). At December 31, 2020 and 2019, the Company had the following shares of Preferred Stock authorized, issued and outstanding: Aggregate Shares Shares Liquidation Series Authorized Outstanding Preference Series C 10,000,000 6,765,302 $ 67,653,000 Undesignated 1,000 - - 10,001,000 6,765,302 $ 67,653,000 The rights, preferences, privileges and restrictions for the holders of Preferred Stock are as follows: Voting Rights: The holders of Series C are entitled to voting rights equal to the number of shares of Series C outstanding.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 32 - 8. Capital Stock (continued) Preferred Stock: (continued) Dividends: The holders of Series C are entitled to receive, prior and in preference to any dividends on Undesignated or common stock, cumulative dividends on each share of Series C outstanding at the rate of 8%, per annum, compounded annually and accruing from the date of issuance, of the Series C purchase price, to the extent the Series C purchase price has not been repaid through prior dividends. The Series C purchase price is $10.00 per share (the Original Purchase Price). Dividends are payable when, and if, declared by the Board of Directors. However, to the extent dividends are not paid in cash, dividends are cumulative and compound on an annual basis beginning on the date of issuance on each outstanding share of Series C, whether or not dividends are declared by the Board of Directors. In November 2018, the Company declared a cash dividend in the amount of $2.58805 per share related to the 6,765,302 shares of Series C issued and outstanding, resulting in an aggregate distribution of $17,508,937 (the November Dividend). The dividends paid satisfied the noncumulative dividend requirement for 2018. During the first eight months of 2019, the Company declared and paid seven separate cash dividends in the amounts of $0.29563, $0.25867, $0.25867, $0.44344, $0.33258, $0.44344, and $0.73907 per share, related to the 6,765,302 shares of Series C issued and outstanding in the months of January, February, March, May, June, July, and August 2019, respectively, resulting in an aggregate distribution $18,750,000. In August 2019, following the 2019 Refinancing and the borrowings drawn under the 2019 Term Loan (Note 5), the Company declared and paid an additional cash dividend in the amount of $14.37148 per share related to the 6,765,302 shares of Series C issued and outstanding, resulting in an aggregate distribution of $97,227,393. The aggregate dividends paid in 2019 satisfied the noncumulative dividend requirement for 2019.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 33 - 8. Capital Stock (continued) Preferred Stock: (continued) Dividends: (continued) In March 2020, following the 2020 Refinancing and the borrowings drawn under the 2020 Term Loan (Note 5), the Company declared and paid a cash dividend in the amount of $11.918 per share related to the holders of the 6,765,302 shares of Series C issued and outstanding as of the date of the dividend, resulting in an aggregate distribution of $80,630,576 (the 2020 Dividend). The payment of the 2020 Dividend satisfied the noncumulative dividend requirement for 2020. Liquidation: In the event of any liquidation, dissolution or winding up of the Company, the holders of Series C are entitled to receive, in preference to any distribution of assets to the holders of Undesignated or common stock, an amount equal to the Original Issuance Price per share, as adjusted for any stock splits, stock dividends, recapitalizations or the like, plus all accrued but unpaid dividends (the Series C Preference Amount). Should the Company’s available assets be insufficient to satisfy the Series C Preference Amount, the funds will be distributed ratably among the holders of Series C in proportion to their Series C Preference Amount. After the payment of the full Series C Preference Amount, the remaining assets of the Company will be distributed ratably amongst the holders of Series C and common stock in accordance with the aggregate number of shares of common stock and Series C that are then outstanding. Common Stock: The Company is authorized to issue 2,001,000 shares of common stock with a par value of $0.001 per share. The Board of Directors has designated 1,000 shares as Class A common stock (Class A) and the remaining 2,000,000 shares as Class B common stock (Class B) (collectively, Common Stock). At December 31, 2020, the Company had 730,855 shares of Class B issued and outstanding and no shares of Class A (no shares of Common Stock were outstanding at December 31, 2019). The rights and preferences of Class A and Class B are identical except that Class B shares have no voting rights. The holders of Class A have voting rights equal to one vote per share of Class A held.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 34 - 8. Capital Stock (continued) Common Stock: (continued) Beginning in April 2020, following the issuance of Class B, the Company declared and paid monthly dividends to the holders of Class B (the Common Stock Dividends). The aggregate Common Stock Dividends declared and paid in 2020 totaled $917,750. 9. Equity Incentive Plan Effective November 2, 2018, the Company adopted the 2018 Equity Incentive Plan (the Plan). Under the Plan provisions, the Board of Directors may grant non-qualified stock options (NSOs) to employees, directors, officers and consultants of the Company. At December 31, 2020, the Company has reserved 1,199,070 shares of Class B for issuance under the Plan, of which 730,855 shares have been exercised and are outstanding (1,189,848 shares of Class B were reserved at December 31, 2019, none of which had been exercised or were outstanding). Options granted under the Plan are only exercisable to the extent vested, expire no later than ten years from the date grant and may only be granted with an exercise price not less than fair value. Under the Plan provisions, options granted are generally to be divided into two tranches such that: 1) 50% of each option grant is service based, with the respective options vesting over four years (Service Options) or upon a change of control and 2) 50% of each option granted is to be performance based (Performance Options). The vesting of the Performance Options is determined based on the Acquirer achieving and/or surpassing a required multiple of invested capital related to its investment in the Company, as described in the Plan. The Board of Directors determines the fair value of common stock. Shares of Class B purchased under the Plan are subject to certain restrictions, including the right of first refusal by the Company for sale or transfer of these shares to outside parties. In addition, following the termination of service related to any option holder for any reason (the Repurchase Event), the Company has the right, but not the obligation, to repurchase any shares of common stock purchased under the Plan. The repurchase price for any shares of Class B repurchased is generally to be the fair value of the shares as of the date of the Repurchase Event, as determined by the Board of Directors, subject to certain adjustments as described in the Plan. At December 31, 2020 and 2019, there were no shares of Class B issued or subject to repurchase.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 35 - 9. Equity Incentive Plan (continued) In 2020, the Company recognized $185,287 of employee stock-based compensation related to the Service Options and $18,230 of employee stock-based compensation related to the Performance Options ($41,172 of employee stock-based compensation related to the Service Options and $124,664 of employee stock-based compensation related to the Performance Options in 2019). The stock-based compensation for all employees is allocated on a departmental basis, based on the classification of the option holder. No income tax benefits have been recognized in the consolidated statements of income for stock- based compensation arrangements and no stock-based compensation costs have been capitalized as of December 31, 2020 and 2019. In 2020, the Company granted 302,738 stock options to employee, all of which were Service Options (no stock options were granted in 2019). The fair value of each Service Option granted in 2020 was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: expected life ranging from 5.4 to 6.25 years; risk-free interest rates ranging from 0.24% and 0.29%; expected volatility of 39.2%; and no dividends during the expected term. Expected volatility is based on historical volatilities of public companies operating in the Company’s industry. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post- vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The weighted-average grant date fair value of the Service Options granted to employees in 2020 was $1.37 per share. Stock option activity under the Plan is as follows: Options Outstanding Weighted Options Number Average Available of Shares Exercise Price Balances, December 31, 2018 217,335 972,513 $ 1.00 Cancelled 38,901 (38,901) 1.00 Balances, December 31, 2019 256,236 933,612 1.00 Authorized 9,222 - - Granted (302,738) 302,738 3.58 Exercised - (730,855) 1.07 Cancelled 37,280 (37,280) 1.00 Balances, December 31, 2020 - 468,215 $ 2.56

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 36 - 9. Equity Incentive Plan (continued) In 2020, employees exercised 730,855 stock options of which 264,051 were Service Options and the remaining 466,804 were Performance Options. At December 31, 2020, there were 468,215 Service Options issued and outstanding of which 67,432 were vested and exercisable with a weight-average exercise price of $3.58. The weighted-average remaining contractual life of Service Options outstanding was 9.29 years at December 31, 2020. Estimated future stock-based compensation for unvested Service Options granted and outstanding as of December 31, 2020 was $298,943 to be recognized over a requisite service period of 2.53 years. 10. Benefit Plans Profit Sharing Plan: In March 2016, Finxera established a profit-sharing plan (the PS Plan) to provide defined contribution retirement benefits for all eligible employees, as defined in the plan agreement. Participants may contribute a portion of their compensation to the PS Plan, subject to limitations under the Internal Revenue Code. The Company could also make discretionary profit-sharing contributions on a pro rata basis, based on participant’s compensation, as well as other Company contributions at the discretion of the Board of Directors. In 2020, the Company contributed $391,000 to the PS Plan, of which $176,000 was accrued at December 31, 2020 and remitted to the PS Plan in January 2021 ($124,000 was contributed in 2019, of which $36,000 was accrued at December 31, 2019 and remitted to the PS Plan in January 2020). Cash Benefit Plan: In March 2016, Finxera established the DB Plan to provide defined benefits for all eligible employees, as defined in the plan agreement. The Company’s funding policy is to make the minimum annual contribution required under the Plan Agreement and the applicable regulations. Participant contributions to the DB Plan are not permitted. In 2020, the Company contributed $437,000 to the DB Plan, all of which was remitted to the DB Plan in 2020 (no contributions were made to the DB Plan in 2019). Due to the funding status of the DB Plan at December 31, 2020, the Company’s management anticipates no Company contributions to be made in 2021.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 37 - 10. Benefit Plans (continued) Cash Benefit Plan: (continued) DB Plan assets primarily consist of exchange-traded funds and money market funds offered by Charles Schwab and Company, which are classified as Level I investments under the fair value hierarchy. Plan asset allocation at December 31, 2020 and 2019 are comprised of 99% equity securities and 1% fixed income investments. The measurement dates used to determine the pension measurements for the majority of the DB Plan assets and benefit obligations was December 31, 2020 and 2019. The following tables set forth further information regarding the DB Plan as of and for the years ended December 31: 2020 2019 Obligations and funded status Projected benefit obligation $ (2,762,315) $ (2,083,083) Plan assets at fair value 3,382,779 2,635,946 Funded status $ 620,464 $ 552,863 Accumulated benefit obligation $ (2,762,315) $ (2,083,083) Plan expenses paid $ 13,831 $ 12,091 Components of net periodic benefit cost: Service cost $ 593,734 $ 553,769 Interest cost 104,154 71,139 Expected return on plan assets (131,797) (111,036) Recognized net loss 13,672 18,211 Net periodic benefit cost $ 579,763 $ 532,083 At December 31, 2020 and 2019, the DB Plan is fully funded, and, at December 31, 2020, the Company has recognized a prepaid pension asset of $620,000 ($553,000 at December 31, 2019). The prepaid pension asset is included within prepaid expenses and other current assets on the consolidated balance sheets. Through December 31, 2020, the Company’s management has determined any unrealized gains, losses or other potential pension costs to be recorded as a component of other comprehensive income (loss) have not been material to the consolidated financial statements.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 38 - 10. Benefit Plans (continued) Cash Benefit Plan: (continued) The following assumptions were used to determine the DB Plan status as of and for the years ended December 31: 2020 2019 Weighted average assumptions used to determine benefit obligations at December 31: Discount rate 5.0% 5.0% Rate of compensation increase - - Weighted average assumptions used to determine net periodic benefit cost for the years ended December 31: Discount rate 5.0% 5.0% Rate of compensation increase - - Expected long-term return on plan assets 5.0% 5.0% The Company’s expected rate of return on DB Plan assets is determined by the DB Plan assets’ historical long-term investment performance, current asset allocation and estimates of future long-term returns by asset class. There were no benefits paid in 2020 or 2019. In March 2021, the Company elected to terminate the DB Plan (Note 13). In connection with that decision, management voted to freeze the DB Plan in April 2021. Upon freezing the DB Plan, it will continue to be operated in accordance with the termination process until all DB Plan assets are distributed to participants or, to the extent the DB Plan is overfunded at the date of distribution, transferred back to the Company. As of the date of the independent auditors’ report, management estimates the DB Plan assets to be distributed in connection with the termination will be $3,440,000, of which $3,180,000 are expected to be distributed to DB Plan participants in fulfillment of the DB Plan obligation and the remaining $260,000 will be distributed back to the Company.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 39 - 11. Acquisitions In connection with the Acquisitions, as described in Note 2, the aggregate purchase price was $10,241,440, which was allocated as follows: Total Assets acquired $ 172,631 Liabilities assumed (13,191) 159,440 Intangible assets acquired: Customer relationships 1,591,000 Developed technology 267,000 Trademarks 123,000 Non-compete agreements 53,000 Total intangible assets 2,034,000 Goodwill 8,048,000 Total purchase price $ 10,241,440 Useful life of the customer relationships: 96 - 108 months Useful life of technology 84 months Useful life of trademarks 108 months Useful life of non-compete agreements 48 months In connection with the Acquisitions, the aggregate purchase price was $10,241,440, which was comprised of $4,159,440 in cash consideration and contingent consideration payable valued at $6,082,000. The cash consideration was paid in full during November and December 2020. The contingent consideration payable is comprised of earn-outs equal to 50% of certain revenues earned from the customers assumed in the Acquisitions, as described under each acquired business’s respective APA. The associated earn-outs are to be measured and paid every six months, with the first measurement period ending on June 30, 2021, and expiring at various dates through December 31, 2023. The Company incurred $179,106 in expenses associated with the Acquisitions, which are classified within transaction expenses in the consolidated statement of income.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 40 - 12. Commitments and Contingencies Facility Leases: The Company leases its headquarters in San Jose, California under a non-cancellable operating lease agreement which expires in October 2022. The Company also leases office space in Garner, North Carolina, Selma, North Carolina and Chandigarh, India, under non-cancellable operating leases that expire at various dates through April 2023. In 2020, the Company also leased five apartments (seven in 2019) which it uses to provide corporate housing for certain executive employees, all of which are leased under non-cancellable operating lease agreements. In addition to the base rent, the Company is generally responsible for certain insurance, property tax, and maintenance expenses under the lease agreements. The Company records rent expense on a straight-line basis over the term of the underlying leases. The difference between cash payments required and rent expense is recorded as deferred rent. Rent expense was $531,000 in 2020 ($429,000 in 2019). Future minimum lease payments under the non-cancelable operating leases are as follows: Years Ending December 31: 2021 $ 550,000 2022 509,000 2023 12,000 $ 1,071,000 Client Cash Deposit Balances: In connection with the Company’s money transmittal licenses, the Company maintains Client cash deposit balances (Note 2) at Partner Banks. At December 31, 2020, the Client cash deposit balances were $478,869,127, maintained at seven Partner Banks in amounts ranging from $1,291,497 to $218,559,541 ($490,248,480 at December 31, 2019, maintained at six Partner Banks in amounts ranging from $8,036,704 to $129,267,546). Subscriber Cash Deposit Balances: The Company maintains Subscriber cash deposit balances (Note 2) at Partner Banks. The Subscriber cash deposit balances were $8,920,759 at December 31, 2020 and maintained at one Partner Bank ($13,421,145 at December 31, 2019, maintained at two Partner Banks in amounts ranging from $2,528,779 to $10,892,366).

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 41 - 12. Commitments and Contingencies (continued) Indemnification Agreements: The Company, as permitted under California law and in accordance with the Company’s Bylaws, indemnifies its officers, directors, employees and other agents for certain events or occurrences, subject to certain limits, while the individuals are or were serving at its request in such capacity. The term of the indemnification period is for the individual’s lifetime. The maximum amount of potential future indemnification is unlimited; however, the Company has a director and officer insurance policy that limits its exposure and enables it to recover a portion of any future amounts paid. As a result of the Company’s insurance policy coverage, the Company believes the fair value of these indemnification agreements is minimal. Therefore, no liability for potential claims has been recorded at December 31, 2020. Legal: From time to time, the Company is involved in legal disputes. In the opinion of management, any liabilities resulting from these claims will not have a material adverse effect on the Company’s consolidated financial position or results of operations. As a result, no liability for potential legal claims has been recorded at December 31, 2020. 13. Subsequent Events The global outbreak of the novel coronavirus in 2020 continues to be an evolving situation. The virus has disrupted much of society, impacted global travel and supply chains, and adversely impacted global commercial activity in most industries. The rapid development and fluidity of this situation precludes any prediction as to its ultimate impact, which may have a continued adverse effect on economic and market conditions and continue to cause an extended period of global economic slowdown. Such conditions, which may be across industries, sectors or geographies, may impact the Company’s operating performance in the near term. In March 2021, the Company entered into a merger agreement under which it has agreed in principle to sell all of its capital stock (the Transaction) to Priority Technology Holdings, Inc. (Priority), a publicly-traded leading provider of merchant acquiring and commercial payment solutions. The Transaction was announced publicly. Upon consummation of the Transaction, the Company will become a wholly-owned subsidiary of Priority. In connection with the Transaction, the Company incurred $933,518 in expenses during 2020, which are classified within transaction expenses in the consolidated statement of income.

Finxera Holdings, Inc. Notes to Consolidated Financial Statements - 42 - 13. Subsequent Events (continued) In March 2021, in connection with the Transaction, the Company elected to terminate the DB Plan (Note 10). Effective May 19, 2021, the DB Plan was formally terminated and, as of the date of the independent auditors’ report, the Company is working through the regulatory requirements to distribute the plan assets in accordance with the termination process. Following the final distribution, the DB Plan will cease to exist. Subsequent events have been evaluated through the date of the independent auditors’ report, which is the date the consolidated financial statements were approved by the Company and available to be issued.